UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54382	26-3842535
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On February 1, 2018, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, entered into a purchase and sale agreement to purchase an office building containing 428,627 rentable square feet located on approximately 4.92 acres of land in Orange, California (“City Tower”).  On January 17, 2018, the Company’s external advisor, KBS Capital Advisors LLC (the “Advisor”), entered into a purchase and sale agreement with DOF II City Tower LLC (the “Seller”) to purchase City Tower. The Seller is not affiliated with the Company or the Advisor. On February 1, 2018, the Advisor assigned this purchase and sale agreement to a wholly owned subsidiary of the Company for $1.0 million, which is the amount of the initial deposit paid by the Advisor.
Pursuant to the purchase and sale agreement, the Company would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions.  There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, it may forfeit up to $6.0 million of earnest money, which consists of the initial $1.0 million deposit and an additional $5.0 million deposit to be paid on or prior to February 5, 2018.
The contractual purchase price of City Tower is approximately $147.3 million plus closing costs. The Company intends to fund the purchase of City Tower with proceeds from a mortgage loan and proceeds from the sale of 11 properties to a newly formed Singapore real estate investment trust as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2017.
City Tower was built in 1988 and renovated in 2016 and is currently 76% leased to 24 tenants.  The current aggregate annual effective base rent, which is calculated as the annualized contractual base rental income (excluding rental abatements), for the tenants of City Tower is approximately $10.3 million. The current weighted-average remaining lease term for the tenants is approximately 4.1 years and the current weighted-average annual rental rate over the remaining lease term is $34.57 per square foot.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: February 1, 2018	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary